LIMITED POWER OF ATTORNEY

I, Todd N. Scruggs, hereby grant this Power of Attorney to each of the following persons: Cara Hair, Debra Stockton, William H. Gault, Karsten Irwin and Sheli Friend; whose offices are located at 222 N. Detroit Ave., Tulsa, Oklahoma 74120, or any individual with the title General Counsel, Senior Attorney, or Attorney in Helmerich & Payne, Inc.'s Legal Department, or any individual with the title Corporate Secretary or Assistant Corporate Secretary of Helmerich & Payne, Inc. (hereinafter "attorneys-in-fact").

Each of my attorneys-in-fact shall have full powers and authority to do and undertake the following on my behalf:

(1)

prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Form ID and file such form with the SEC and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934 or any rule or regulation of the SEC.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Form ID, or any amendments or changes thereto, with respect to the undersigned's holdings of and transactions in securities issued by the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 18th day of June, 2026.

_/s/ Todd N. Scruggs________

Todd N. Scruggs

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